EXHIBIT 4

 ------------------------------------------------------------------------------


                      BANC OF AMERICA FUNDING CORPORATION,
                                  as Depositor


                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                   as Servicer


                             WELLS FARGO BANK, N.A.,
                                   as Servicer


                             WELLS FARGO BANK, N.A.,
                           as Securities Administrator

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                   as Trustee


                                 AMENDMENT No. 1

                             Dated December 20, 2004

                                       To

                         POOLING AND SERVICING AGREEMENT
                              Dated August 27, 2004

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2004-A


 ------------------------------------------------------------------------------

            AMENDMENT No. 1, dated December 20, 2004, (the "Amendment"), to the Pooling and Servicing Agreement, dated August 27, 2004 (the "Agreement"), among BANC OF AMERICA FUNDING CORPORATION, as Depositor, BANK OF AMERICA, NATIONAL ASSOCIATION, as a Servicer, WELLS FARGO BANK, N.A., as a Servicer, WELLS FARGO BANK, N.A., as Securities Administrator, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee.

            WHEREAS, Section 11.01 of the Agreement provides, among other things, that the parties to the Agreement may amend the Agreement, without the consent of any of the Certificateholders, to cure any ambiguity or mistake;

            WHEREAS, it was the intent of the parties to allow for modification, waiver, forbearance or amendment of any term of any Mortgage Loan by a Servicer as set forth in Section 3.21(b)(i) through (iii) of the Agreement; provided, (A) any such Mortgage Loan was 90 days or more past due or (B) such Servicer delivers to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Upper-Tier REMIC or Lower-Tier REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely, in the related Servicer's judgment, to produce a greater recovery with respect to such Mortgage Loan than would liquidation;

            WHEREAS, notwithstanding the parties' intent, the Agreement mistakenly prohibits the modification, waiver, forbearance or amendment of any term of any Mortgage Loan by a Servicer that affects the amount or timing of any related payment of principal, interest or other amount payable thereunder; and

            WHEREAS, the Depositor, the Servicers, the Securities Administrator and the Trustee desire to amend the Agreement as set forth in this Amendment to cure such mistake;

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Servicers, the Securities Administrator and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment to Section 3.21(b).

            Section 3.21(b) is hereby replaced in its entirety with the following:

            (b) A Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

                  (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

                  (ii) in such Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

                  (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless (A) such Mortgage Loan is 90 days or more past due or (B) such Servicer delivers to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Upper-Tier REMIC or Lower-Tier REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely, in the related Servicer's judgment, to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, either Servicer may permit a forbearance for a Mortgage Loan serviced by such Servicer which in such Servicer's judgment is subject to imminent default.

            Section 2. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Depositor, the Servicers, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    BANC OF AMERICA FUNDING CORPORATION,
                                        as Depositor


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    BANK OF AMERICA, NATIONAL ASSOCIATION,
                                        as a Servicer


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    WELLS FARGO BANK, N. A.,
                                        as a Servicer


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    WELLS FARGO BANK, N. A.,
                                        as Securities Administrator


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )

            On this 20th day of December, 2004, before me, a notary public in
and for the State of North Carolina, personally appeared                       ,
known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                              -------------------------
                                                    Notary Public

[NOTARIAL SEAL]
My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 20th day of December 2004, before me, a notary public in and for the State of North Carolina, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he is the Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.




                                            -----------------------------
                                                    Notary Public


[NOTARIAL SEAL]
My commission expires ____________.

STATE OF                )
                        )     ss.:
COUNTY OF               )
                        )

            On the 20th day of December, before me, a notary public in and for the State of __________, personally appeared ___________, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       ---------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

My commission expires ____________.

STATE OF                )
                        )     ss.:
COUNTY OF               )
                        )

            On the 20th day of December, before me, a notary public in and for the State of __________, personally appeared ___________, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       ---------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG)


            On this 20th day of December, 2004, before me, a notary public in and for the State of North Carolina, personally appeared
                       , known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                              -------------------------
                                                    Notary Public

[NOTARIAL SEAL]
My commission expires ____________.